UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __)
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☒ Preliminary Information Statement	☐ Confidential, for use of the Commission only
☐ Definitive Information Statement

                       SABRE INDUSTRIAL, INC.
(Name of Registrant as Specified In Its Charter)

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SABRE INDUSTRIAL, INC.
Linpan Industrial Park
 Linyi County
 Shandong Province
China  251500

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To the Stockholders of Sabre Industrial, Inc.:

The purpose of the attached Information Statement is to notify you that on November 23, 2010, the holders of a majority shares of the Company’s common stock, par value $0.001 per share, gave their written consent to resolutions that were unanimously adopted on November 23, 2010, by the Board of Directors of the Company, to amend and restate the Company’s Certificate of Incorporation so as to:

•	Change the name of the Company from “Sabre Industrial, Inc.” to “Tsingyuan Brewery Ltd.”;

•
Effect a reverse split of the Company’s common stock in a ratio of not more than 1-for-8 and not less than 1-for-20, such ratio is to be determined by the Board of Directors, in its sole discretion; and

•	Reduce the authorized shares of the Company’s common stock from 300,000,000 shares to 90,000,000 shares.

 We anticipate that the Information Statement will be mailed on December [*], 2010 to stockholders of record.  On or after December [*], 2010, if we receive FINRA’s approval on the first and second corporate actions above, the Amended and Restated Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective on filing.

The Delaware General Corporation Law permits holders of a majority of the voting power of a corporation to take shareholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Amended and Restated Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

November 24, 2010	Dingyou Zhang
Chief Executive Officer

SABRE INDUSTRIAL, INC.
Linpan Industrial Park
Linyi County
Shandong Province
China  251500

INFORMATION STATEMENT

This Information Statement is furnished by the Board of Directors (“Board of Directors”) of Sabre Industrial, Inc., a Delaware corporation (“the Company”), to the holders of record at the close of business on December 6, 2010 (the “Record Date”) of the Company’s outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to notify you that on November 23, 2010, holders of 97,413,559 shares of the Company’s common stock, constituting 76.8% of the Company’s issued and outstanding shares of common stock, gave their written consent to a resolution adopted on November 23, 2010, by the Board of Directors of the Company, to amend and restate the Company’s Certificate of Incorporation by filing a Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Amended and Restated Charter”) so as to:

•	Change the name of the Company from “Sabre Industrial, Inc.” to “Tsingyuan Brewery Ltd.” (the “Name Change”);

•
Effect a reverse split of the Company’s common stock in a ratio of not more than 1-for-8 and not less than 1-for-20, such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”); and

•	Reduce the authorized shares of the Company’s common stock from 300,000,000 shares to 90,000,000 shares (the “Authorized Shares Reduction”).

We anticipate that this Information Statement will be mailed on December [*], 2010 to stockholders of record on the Record Date.

 The corporate actions referenced above will become effective on the date of filing the Amended and Restated Charter with the Delaware Secretary of State, which shall occur the later of (i) a minimum of twenty (20) calendar days after this Information Statement is first mailed to the Company’s stockholders pursuant to Rule 14c-2(b) under the Exchange Act; and  (ii) we receive the FINRA approval regarding the Name Change and the Reverse Split.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of stockholders can be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders.  Pursuant to Section 228 of the DGCL, approval of the Name Change, the Reverse Split and the Authorized Shares Reduction requires the affirmative vote of the holders of a majority of the common stock.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Amended and Restated Charter.

 The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Name Change, the Reverse Split or the Authorized Shares Reduction described in this Information Statement.

OUTSTANDING SHARES AND VOTING RIGHTS

The Company has only one class of voting stock.  On the Record Date, there were 126,857,289  shares of the Company’s common stock issued and outstanding, each of which entitles the holder thereof to one vote.  Stockholders of record entitled to vote were determined as of the close of business on December 6, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of the Company’s common stock as of the date hereof, without giving effect to the Reverse Split, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer of the Company, and (iii) all officers and directors of the Company as a group.  Unless otherwise noted below, to the Company’s knowledge, all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that were held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent of Class

Dingyou Zhang Chief Executive Officer and Chairman of the Board	71,373,301	56.3%

Mingxia Yuan Chief Financial Officer	20,520,128	16.2%

Dingfu Zhang Chief Operation Officer	5,520,130	4.4%

All directors and executive officers as a group (3 persons)	97,413,559	76.8%

(1)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o Tsingyuan Brewery Ltd., Linpan Industrial Park, Linyi County, Shandong Province, China 251500.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDER

The following actions have been approved by the written consent of the holders of a majority of the Company’s common stock:

ACTION 1

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of the Company has adopted a resolution to change the name of the Company from “Sabre Industrial, Inc.” to “Tsingyuan Brewery Ltd.”  The holders of shares representing approximately 76.8% of  the voting power of the Company’s outstanding voting stock have given their written consent to the resolution.  Under the DGCL, the consent of the holders of a majority of the voting power of the Company is effective as stockholders’ approval.  We will file the Amended and Restated Charter with the Delaware Secretary of State no earlier than 20 calendar days after this Information Statement is first mailed to the Company’s stockholders and it will become effective on the date of such filing (the “Effective Date”). In addition, corporate action such as the Name Change is subject to the Company’s notification to and approval by The Financial Industry Regulatory Authority (“FINRA”). As  a result, the Company cannot file its Amended and Restated Charter prior to the date on which it receives FINRA approval of the same, in which case, the Effective Date will be no earlier than the date the Company receives the FINRA approval.

Reasons for Approving the Name Change

The primary purpose of the Name Change is to better represent the Company’s business.  The Company recently acquired all of the outstanding capital stock of Tsingyuan Holding Inc., a Delaware corporation  (“Tsingyuan Holding”), in a share exchange (the “Share Exchange”). Tsingyuan Holding is a holding company that, through other holding companies, controls the business of Linyi Hengchang Brewer’s Malt Co., Ltd. (“Linyi Hengchang Malt”) and Shandong Qingyuan Beer Co., Ltd. (“Shandong Qingyuan Beer”), both of which are limited liability companies organized under the laws of The People’s Republic of China.  Linyi Hengchang Malt is engaged in the manufacture and distribution of brewer’s malt.  Shandong Qingyuan Beer brews and distributes beer throughout northern and eastern China.  Because of the new overall direction in the Company’s business resulting from the Share Exchange, the Board of Directors and majority shareholders have determined to change the Company’s name.

Principal Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of shareholders or the transferability of outstanding stock certificates. Certificates for the Company’s common stock that recite the name “Sabre Industrial, Inc.” will continue to represent shares in the Company after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “Tsingyuan Brewery Ltd.” after the Effective Date, he may do so by surrendering his certificate to the Company’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.  The Company’s transfer agent is:

Olde Monmouth Stock Transfer Co., Inc.
200 Memorial Parkway
Atlantic Highlands, NJ 07716
Phone: (732) 872-2727
Fax: (732) 872-2728

In connection with the Name Change of the Company, the trading symbol and CUSIP number of the Company’s common stock will also be changed. The Company will apply to FINRA for a new trading symbol and to the CUSIP bureau for a new CUSIP number and subsequently the common stock will be assigned a new trading symbol and a new CUSIP number.

ACTION 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of the Company has adopted a resolution to effect a reverse split of the Company’s common stock in the ratio of not more than 1:8 and not less than 1:20, such ratio is to be determined by the Board of Directors.  No fractional shares or scrip will be issued; rather, stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of the Company’s common stock in lieu of the fraction.

Reasons for Approving the Reverse Split

There are two primary reasons for the Board of Director’s approval of the Reverse Split.  The first reason is that the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing and recruiting management personnel, all of which will be necessary if the Company is to undertake new business operations.  At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split.

The second reason for the Reverse Split relates to the current low market price of the Company’s common stock.  The Company will require financing to fund its business development. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and thereby improve the Company’s prospects for obtaining financing.  It is hoped that the Reverse Split will increase the per share market price of the common stock.  There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for the Company’s common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, the Company is not likely to obtain any additional financing. Accordingly, the Board of Directors believes that the proposed Reverse Split is essential to the Company’s prospects for raising financing through the sale of its common stock or derivative securities.

The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split  if, at any time prior to filing the Amended and Restated Charter, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

General Effect of the Reverse Split

 The table below shows the effect of the Reverse Split combined with the effect of  Authorized Shares Reduction (as discussed under Action 3 below) on the Company’s common stock outstanding as of the date hereof, assuming the minimum exchange ratio of 1:8 and the maximum exchange ratio of 1:20.

The columns labeled “After Reverse Split and Authorized Shares Reduction” in each table do not reflect the adjustments that will result from the issuance of additional shares to certain holders to round up their fractional shares.  We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

Shares of Common Stock	Prior to Reverse Split And Authorized Shares Reduction	After Reverse Split And Authorized Shares Reduction (1 for 8)	After Reverse Split And Authorized Shares Reduction (1 for 20)
Authorized	300,000,000	90,000,000	90,000,000
Issued and outstanding	126,857,289	15,857,162	6,342,865
Available for issuance	173,142,711	74,142,838	83,657,135

The Reverse Split itself may increase the number of shares available for issuance by the Board of Directors; however, such effect is to be offset by the Authorized Shares Reduction to be discussed under Action 3 hereof. As a result, the number of shares available for issuance by the Board of Directors will be reduced to a range between a minimum of 74,142,838 and a maximum of 83,657,135 from 173,142,711.  Nevertheless, even considering the effect brought by the Authorized Shares Reduction, the number of authorized shares available for new issuance as a percentage to the number of shares outstanding after the Reverse Split is greater as compared to such percentage prior to the Reverse Split which could pose potential anti-takeover effects as discussed under the heading “Potential Anti-takeover Effects of the Reverse Split” below.  As of the date hereof the Company does not have any outstanding options, warrants or convertible securities or any shares reserved for issuance under an employee benefit plan.

How the Reverse Split Will Be Effected

The officers of the Company will file the Amended and Restated Charter with the Delaware Secretary of State effecting the Reverse Split.  In order to effect the Reverse Split, the Amended and Restated Charter will provide that each number of shares in the range from 8 to 20, as determined by the Board of Directors, shares of common stock of the Company outstanding (“Old Shares”) at the close of business on the Effective Date will be exchanged for one post-Reverse Split share of the Company’s common stock ("New Shares").  Any fractional share that results from the Reverse Split will be converted into a whole share of New Shares.  The New Shares will not be different from the common stock held by the Company stockholders prior to the Reverse Split.  The holders of the New Shares will have the same relative rights following the Effective Date of the Reverse Split as they had before the Effective Date.

Upon the Effective Date of the Amended and Restated Charter with the Delaware Secretary of State, the outstanding certificates representing shares of the Company’s common stock will be automatically converted into certificates representing shares of New Shares.  Every stockholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Shares.  The name and address of the transfer agent for the Company is stated above.

Potential Anti-takeover Effects of the Reverse Split

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  The Reverse Split is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval, especially in the situation of the percentage of authorized shares available for new issuance as a percentage to the number of shares outstanding after the Reverse Split is greater as compared to such percentage prior to the Reverse Split  has potential utility as a device to discourage or impede a takeover of the Company.  In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make the Company unattractive to the party seeking control of the Company.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Split.  The aggregate tax basis of the New Shares received in the Reverse Split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares prior to in the Reverse Split.

ACTION 3

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF
THE CORPORATION

Purpose and Effect of the Reduction in the Number of Authorized Shares of Common Stock

The Board of Directors has also adopted a resolution to reduce the Company’s authorized common stock from 300,000,000 shares to 90,000,000 shares. The Board of Directors believes a reduction in the authorized number of shares of the Company’s common stock would be desirable in connection with the Reverse Split.  The existing authorized number of shares of common stock would exceed the Company’s  presently anticipated needs following the Reverse Split, and the Board of Directors also took into consideration that the contemplated reduction would reduce the amount payable by the Company for Delaware state franchise taxes.

The number of authorized shares of the Company’s common stock, which currently is 300,000,000 shares, will be reduced to 90,000,000 shares in connection with, but not as a result of, the Reverse Split. The reduction in authorized capital is not proportionate to the reduction in outstanding common stock resulting from the Reverse Split.  Consequently, the number of authorized but unissued shares of the Company’s common stock will increase proportionately as a result of the Reverse Split but such increase is to be offset by the effect brought by the Authorized Shares Reduction.

The amendment to reduce the Company’s authorized shares of common stock will become effective on the date the Amended and Restated Charter is accepted for filing by the Delaware Secretary of State, which will occur after we receive FINRA approval regarding the Name Change and Reverse Split, although the Authorized Shares Reduction itself is not subject to Rule 10b-17 of the Exchange Act and therefore not subject to FINRA approval.  As with the Reverse Split, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reduction in the number of authorized shares of common stock  if, at any time prior to filing the Amended and Restated Charter, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The periodic reports and other information the Company has filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing the Company’s Chief Financial Officer at the address specified above.

APPENDIX

Appendix A - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SABRE INDUSTRIAL, INC.

By order of the Board of Directors,

/s/ Dingyou Zhang
Dingyou Zhang
Chairman of the Board of Directors
Shandong, People’s Republic of China
November 24, 2010

Appendix A

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SABRE INDUSTRIAL, INC.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

The undersigned, a duly authorized officer of Sabre Industrial, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

FIRST:
The Corporation was originally incorporated under the name “Environmental Digital Services, Inc.” and the original Certificate of Incorporation was filed with the Secretary of the State of Delaware on July 25, 1996.

SECOND:
The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment and restatement to the Certificate of Incorporation described herein by unanimous written consent in accordance with the provisions of Sections 228 and 141(f) of the Delaware General Corporation Law, and the Corporation’s stockholders duly adopted such amendments and restatements in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

THIRD:	Paragraphs one (I) through Fourteen (XIV) of the Certificate of Incorporation are hereby deleted and replaced in their entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation shall be "Tsingyuan Brewery Ltd.”

ARTICLE II

PERIOD OF DURATION

The Corporation shall have perpetual existence.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19803. The name of the Corporation's registered agent at that address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IV

PURPOSE

The purpose for which the Corporation is formed is to engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Delaware General Corporation Law, including without limitation any lawful business or businesses similar to that of a holding company.

ARTICLE V

POWERS

In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under Delaware General Corporation Law, as amended. In addition, it may do everything necessary, suitable or proper toward the accomplishment of any corporate purpose.

ARTICLE VI

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000; 90,000,000 shares shall be designated as common stock, par value $0.001 per share and 10,000,000 shares shall be designated as preferred stock, par value $0.001 per share.

Common Stock:

The Common Stock shall have voting rights such that each share of Common Stock duly authorized. Issued and outstanding shall entitle its holder to one vote.

Notwithstanding any provision of this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i)	any amendment of this Amended and Restated Certificate of Incorporation;

(ii)	the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(iii)	the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(iv)	the participation by the Corporation in a share exchange (as defined in Delaware General Corporation Law); and

(v)	the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.

REVERSE STOCK SPLIT.  On  ________, 20__ at ____ a.m. Eastern Standard Time (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each _____ (__) issued and outstanding shares of Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”).  The Reverse Stock Split will be effected as follows:

1.
Following the Effective Time, each holder of a certificate(s) representing outstanding shares of the Corporation’s Old Common Stock (“Old Certificate(s)”) will be entitled to receive, upon surrender of such Old Certificate(s) to the Corporation’s transfer agent (the “Agent”) for cancellation, a certificate(s) (“New Certificate”) representing the number of shares of New Common Stock owned by such stockholder following the Reverse Stock Split.

2.	From and after the Effective Time, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates pursuant to the provision hereof.

3.
The Corporation will not issue fractional shares.  The number of shares to be issued to each shareholder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Preferred Stock:

The Board of Directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights and voting rights, if any, of each series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Amended and Restated Certificate of Incorporation determining the terms of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

ARTICLE VII

QUORUM PROTECTIVE PROVISIONS

The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law, by this Certificate of Incorporation or by the Corporation's By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

ARTICLE VIII

PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE IX

CUMULATIVE VOTING RIGHTS

The shareholders shall not be entitled to cumulative voting rights.

ARTICLE X

BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. Within the foregoing limits, the number of directors from time to time comprising the entire Board of Directors shall be fixed by or in the manner provided in the By-Laws.

(1) The Board of Directors shall have the power to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, including options, warrants or rights, whether now or hereafter authorized.

(2) The Board of Directors shall have the power, if authorized by the By-Laws, to designate by resolution or resolutions adopted by a majority of the Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the By-Laws of the Corporation and permitted by the Delaware General Corporation Law, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

(3) If the By-Laws so provide, the Board of Directors shall have the power to hold its meetings, to have an office or offices and, subject to the provisions of Delaware General Corporate Law, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by It.

(4) The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and, subject to the Delaware General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein necessary provisions such as redemption, conversion or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

(5) The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Corporation.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Amended and Restated Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Delaware now or hereafter in force.

ARTICLE XI

INDEMNIFICATION

The Corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit or proceeding referred to in (A) or (B) of this Article XI or in defense of any claim, issue or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article XI.

ARTICLE XII

TRANSACTIONS WITH INTERESTED PARTIES

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction.

ARTICLE XIII

VOTING OF SHAREHOLDERS

Except as may be otherwise required by law, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series. shall be the act of the shareholders on all matters except the election of directors. Directors shall be elected by plurality vote.

ARTICLE XIV

LIABILITY OF DIRECTORS

To the maximum extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for breach of fiduciary duty as a director.

IN WITNESS WHEREOF, the undersigned, being Chief Executive Officer of the Corporation, does hereby execute this Amended and Restated Certificate of Incorporation as of [     *       ], 201__.

Name:	Dingyou Zhang
Title:	Chief Executive Officer